Exhibit 99.1
eBay Inc. Reports Better Than Expected Fourth Quarter 2022 Results

•Revenue of $2.5 billion, down 4% on an as-reported basis and down 1% on an FX-Neutral basis
•Gross Merchandise Volume of $18.2 billion, down 12% on an as-reported basis and down 6% on an FX-Neutral basis
•GAAP and Non-GAAP EPS per diluted share of $1.23 and $1.07, respectively, on a continuing operations basis
•GAAP and Non-GAAP operating margin of 22.5% and 29.9%, respectively
•Returned over $419 million to shareholders in Q4, including $300 million of share repurchases and $119 million paid in cash dividends
•Board of Directors declared a quarterly dividend of $0.25 per share, a 14% increase from the prior quarterly dividend

San Jose, California, February 22, 2023 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today reported financial results for its fourth quarter and full year ended December 31, 2022.

“In 2022, we made significant progress on our multi-year strategic journey,” said Jamie Iannone, Chief Executive Officer at eBay. “Our focus category playbook continues to drive underlying growth in our business and the investments we’ve made in core technology are enabling us to innovate on behalf of our customers more quickly. We have a talented team, a strong strategic vision and a persistent focus on operational excellence that will create long-term value for our shareholders in the years ahead.”

“Our Q4 results demonstrate the continued resilience of our marketplace amid economic uncertainty,” said Steve Priest, Chief Financial Officer at eBay. “I’m extremely proud of our teams for delivering on their quarterly financial commitments, maintaining prudent cost discipline, and executing key deliverables in support of our strategy.”

Fourth Quarter Financial Highlights

•Revenue was $2.5 billion, down 4% on an as-reported basis and down 1% on a foreign exchange (FX) neutral basis.
•Gross Merchandise Volume (GMV) was $18.2 billion, down 12% on an as-reported basis and down 6% on an FX-Neutral basis.
•GAAP net income from continuing operations was $671 million, or $1.23 per diluted share, primarily driven by the change in fair value of our equity investments.
•Non-GAAP net income from continuing operations was $581 million, or $1.07 per diluted share.
•GAAP and Non-GAAP operating margin was 22.5% and 29.9%, respectively.
•Generated $686 million of operating cash flow and $533 million of free cash flow from continuing operations.
•Returned over $419 million to shareholders, including $300 million of share repurchases and $119 million paid in cash dividends.
•Issued $1.15 billion of senior unsecured notes in November 2022.

Full Year Financial Highlights

•Revenue was $9.8 billion, down 6% on an as-reported basis and down 4% on an FX-Neutral basis.
•GMV was $73.9 billion, down 15% on an as-reported basis and down 11% on an FX-Neutral basis.
•GAAP net loss from continuing operations was $1.3 billion, or $(2.28) per diluted share, primarily driven by the change in fair value of our equity investments.
•Non-GAAP net income from continuing operations was $2.3 billion, or $4.11 per diluted share.
•GAAP and Non-GAAP operating margin was 24.0% and 30.0%, respectively.
•Generated $2.6 billion of operating cash flow and $2.2 billion of free cash flow from continuing operations.
•Sold shares in Adevinta, Adyen and KakaoBank for cash proceeds of $1.1 billion in the aggregate.
•Returned over $3.6 billion to shareholders, including $3.1 billion of share repurchases and $489 million paid in cash dividends.

Business Highlights

Revenue Initiatives

•eBay's first party advertising products, primarily driven by Promoted Listings, delivered $276 million of revenue in the fourth quarter, up 19% on an as-reported basis and up 27% on an FX-Neutral basis.
•The company's total advertising offerings generated over $319 million in revenue in the fourth quarter, representing roughly 1.8% of GMV.
•For sellers who use Promoted Listings Advanced, eBay launched Quick Setup, a one-click campaign creation solution where eBay automates and optimizes the campaign structure, ad groups, targeting and keyword bids. The company also introduced multi-user account access across the full suite of Promoted Listings, which enables eBay sellers to delegate campaign management to trusted third-parties like brands or ad agencies.
•During the quarter, eBay introduced split payments in the U.S. for transactions over $1,000, enabling buyers to spread large purchases across two credit cards.
•In Australia, eBay launched ZipPay and ZipMoney as additional Buy Now, Pay Later options for eligible customers. With the introduction of ZipMoney, eBay buyers can enjoy up to six months of interest-free payment installments for items like luxury handbags, smartphones and car parts.

Tech-Led Reimagination of the Platform

•eBay and Nike commemorated 20 years of the Nike SB Dunk with a general re-release of the “eBay Dunk.” The companies auctioned 10 exclusive, limited edition tribute pairs, with proceeds benefiting the Bodecker Foundation.
•eBay opened a pop-up Luxury Exchange store in New York City, where shoppers were invited to have their jewelry, handbags and watches appraised and exchanged for “closet currency” to purchase authentic items from eBay’s top luxury sellers.
•To further improve trust for Motors Parts and Accessories (P&A) buyers, eBay launched a “Fits Your Vehicle” badge that clearly indicates if a part fits their vehicle. The badge is displayed prominently throughout the buyer’s journey across search, merchandising, view item and checkout.
•In Q4, eBay Motors began a major evolution of its tire installation capabilities, broadening its network of installation partners to better serve P&A buyers in more locations. The company is also making installation more visible on the View Item page and prompting buyers to select installation at checkout on desktop and mobile web.
•eBay Motors sponsored Sarah and Bridget Burgess for their October 14 ARCA Menards West Series race, which marks the first time in NASCAR and ARCA history that a mother and daughter raced each other in the sport.
•eBay hosted Love Island U.K. Ambassador Tasha Ghouri’s Store of Preloved Sparkle, showcasing a curated collection of party clothes, refurbished tech and Authenticity Guaranteed handbags and watches to promote non-new gifting and party wear.
•In February 2023, eBay acquired 3PM Shield, a provider of advanced AI-based marketplace compliance solutions. This acquisition further enhances eBay’s world-class monitoring solutions with technologies designed to prevent the sale of counterfeit items, unsafe products and illegal goods, and is part of eBay’s ongoing commitment to provide sellers and buyers with a safe and trusted platform.

Impact

•In 2022, eBay generated $4.6 billion in positive economic impact through the sale of pre-loved and refurbished goods. This activity avoided 1.6 million metric tons of carbon emissions and kept 73,000 metric tons of waste from going into landfills.
•In recognition of the company’s sustainability efforts, eBay was included in the Dow Jones Sustainability World and North American Indices as well as CDP’s A List for 2022. Additionally, eBay ranked number one on Cross-Border Commerce Europe’s list of the Top Sustainable Marketplaces Operating in Europe.
•During the quarter, eBay published its inaugural Small Business Report, which examines how sellers start their businesses on eBay and the important ways in which the marketplace has fueled their growth while enabling community and global reach.
•eBay released its U.S. Women-Owned Small Online Business Export Report, which details how women entrepreneurs on eBay are building successful business enterprises for the long haul by exporting to new global markets.
•The company launched the eBay Academy for Japan, which teaches Japanese sellers of all levels how to take advantage of the tools at their fingertips by providing them with e-learning materials, online seminars, workshops and the eBay Talks podcast.
•The eBay Foundation granted nearly $23 million in 2022, primarily to non-profit organizations advancing inclusive entrepreneurship and through the company’s employee matching gifts program.
•eBay for Charity contributed more than $35 million globally during the quarter and more than $163 million in 2022.

Fourth Quarter and Full Year 2022 Financial Highlights (presented in millions, except per share data and percentages)

	Fourth Quarter				Full Year
	2022	2021	Change		2022	2021	Change
eBay Inc.
Net revenues	$2,510	$2,613	$(103)	(4)%	$9,795	$10,420	$(625)	(6)%
GAAP – Continuing Operations
Income (loss) from continuing operations	$671	$(893)	$1,564	**	$(1,274)	$252	$(1,526)	**
Earnings (loss) per diluted share from continuing operations	$1.23	$(1.47)	$2.70	**	$(2.28)	$0.38	$(2.66)	**
Non-GAAP – Continuing Operations
Net income	$581	$647	$(66)	(10)%	$2,312	$2,661	$(349)	(13)%
Earnings per diluted share	$1.07	$1.05	$0.02	2%	$4.11	$4.02	$0.09	2%
** Not meaningful

Other Selected Financial and Operational Results
•Operating margin – GAAP operating margin decreased to 22.5% for the fourth quarter of 2022, compared to 26.3% for the same period last year. Non-GAAP operating margin decreased to 29.9% in the fourth quarter of 2022, compared to 31.6% for the same period last year.
•Taxes – The GAAP effective tax rate for continuing operations for the fourth quarter of 2022 was 19.1%, compared to 23.1% for the fourth quarter of 2021. The non-GAAP effective tax rate for continuing operations for the fourth quarter of 2022 was 16.5%(1).
•Cash flow – The company generated $686 million of operating cash flow and $533 million of free cash flow from continuing operations during the fourth quarter of 2022.
•Capital returns – The company repurchased $300 million of its common stock, or roughly 7 million shares, in the fourth quarter of 2022. The company's total repurchase authorization remaining as of December 31, 2022 was more than $2.8 billion. The company also paid cash dividends of $119 million during the fourth quarter of 2022.
•Cash and cash equivalents and non-equity investments – The company's cash and cash equivalents and non-equity investments portfolio totaled $5.9 billion as of December 31, 2022.

Business Outlook
eBay is providing the following guidance for continuing operations for Q1 2023.

In billions, except per share data and percentages	Q1 2023 Guidance
Revenue	$2.46 - $2.50
Organic FX-Neutral Y/Y Growth	0% - 2%

Diluted GAAP EPS	$0.77 - $0.81

Diluted Non-GAAP EPS	$1.05 - $1.09

Dividend Declaration
•eBay's Board of Directors has declared a cash dividend of $0.25 per share of the company's common stock. The dividend is payable on March 24, 2023 to stockholders of record as of March 10, 2023.

(1) We use a non-GAAP effective tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss fourth quarter and full year 2022 results at 2:00 p.m. Pacific Time today. Investors and participants can access the call by dialing (888) 655-9638 in the U.S. and (646) 960-0687 internationally. The passcode for the conference line is 7435074. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for at least three months through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects millions of buyers and sellers in more than 190 markets around the world. We exist to enable economic opportunity for individuals, entrepreneurs, businesses and organizations of all sizes. Founded in 1995 in San Jose, California, eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2022, eBay enabled nearly $74 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided. References to “revenue” refer to “net revenues” as reported in the company’s consolidated statement of income.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures, except for figures in this press release presented on an “FX-Neutral basis,” to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release. For figures in this press release reported “on an FX-Neutral basis,” we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. We define Organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including management's vision for the future of eBay and our ability to accomplish our vision, expected financial results for the first quarter and full year 2023 and the future growth in our business, the effects of geopolitical events and inflationary pressure on our business and operations and our ability to respond to such effects, operating efficiency and margins, reinvestments, dividends and share repurchases. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including impacts from the ongoing war in Ukraine, rising inflation and interest rates, decreases in consumer confidence, the effects of COVID-19 on our business and operations and on the general economy, including effects on our sellers and customers, any regional or general economic downturn or crisis and any conditions that affect e-commerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage a large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on our marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the ultimate resolution of ongoing investigations and other legal matters involving the Company; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	John Egbert	ir@ebay.com
Media Relations Contact:	Trina Somera	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31, 2022	December 31, 2021
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,154	$1,379
Short-term investments	2,625	5,944
Equity investment in Adevinta	2,692	—
Customer accounts and funds receivable	763	681
Other current assets	1,056	1,107
Total current assets	9,290	9,111
Long-term investments	1,797	2,575
Property and equipment, net	1,238	1,236
Goodwill	4,262	4,178
Operating lease right-of-use assets	513	289
Deferred tax assets	3,169	3,255
Equity investment in Adevinta	—	5,391
Other assets	581	591
Total assets	$20,850	$26,626
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$1,150	$1,355
Accounts payable	261	262
Customer accounts and funds payable	768	707
Accrued expenses and other current liabilities	1,866	1,927
Income taxes payable	226	371
Total current liabilities	4,271	4,622
Operating lease liabilities	418	200
Deferred tax liabilities	2,245	3,116
Long-term debt	7,721	7,727
Other liabilities	1,042	1,183
Total liabilities	15,697	16,848
Total stockholders' equity	5,153	9,778
Total liabilities and stockholders' equity	$20,850	$26,626

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions, except per share amounts)
Net revenues	$2,510	$2,613	$9,795	$10,420
Cost of net revenues (1)	681	694	2,680	2,650
Gross profit	1,829	1,919	7,115	7,770
Operating expenses:
Sales and marketing (1)	554	569	2,136	2,170
Product development (1)	340	337	1,330	1,325
General and administrative (1)	288	206	963	921
Provision for transaction losses	81	119	332	422
Amortization of acquired intangible assets	1	—	4	9
Total operating expenses	1,264	1,231	4,765	4,847
Income from operations	565	688	2,350	2,923
Gain (loss) on equity investments and warrant, net	319	(1,875)	(3,786)	(2,365)
Interest and other, net	(55)	26	(165)	(160)
Income (loss) from continuing operations before income taxes	829	(1,161)	(1,601)	398
Income tax benefit (provision)	(158)	268	327	(146)
Income (loss) from continuing operations	671	(893)	(1,274)	252
Income (loss) from discontinued operations, net of income taxes	1	2,862	5	13,356
Net income (loss)	$672	$1,969	$(1,269)	$13,608

Income (loss) per share – basic:
Continuing operations	$1.24	$(1.47)	$(2.28)	$0.39
Discontinued operations	0.00	4.72	0.01	20.48
Net income (loss) per share – basic	$1.24	$3.25	$(2.27)	$20.87

Income (loss) per share – diluted:
Continuing operations	$1.23	$(1.47)	$(2.28)	$0.38
Discontinued operations	0.00	4.72	0.01	20.16
Net income (loss) per share – diluted	$1.23	$3.25	$(2.27)	$20.54

Weighted average shares:
Basic	541	606	558	652
Diluted	544	606	558	663

(1) Includes stock-based compensation as follows:
Cost of net revenues	$13	$12	$51	$47
Sales and marketing	16	13	73	83
Product development	62	49	222	196
General and administrative	37	38	148	151
	$128	$112	$494	$477

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions)
Cash flows from operating activities:
Net income (loss)	$672	$1,969	$(1,269)	$13,608
(Income) from discontinued operations, net of income taxes	(1)	(2,862)	(5)	(13,356)
Adjustments:
Provision for transaction losses	81	119	332	422
Depreciation and amortization	107	122	442	502
Stock-based compensation	128	112	494	477
Loss (gain) on investments and other, net	14	(120)	21	(159)
Deferred income taxes	27	(721)	(780)	(680)
Change in fair value of warrant	(16)	29	230	(354)
Change in fair value of equity investment in Adevinta	(282)	1,573	2,691	3,070
Change in fair value of equity investment in Adyen	—	10	261	10
Change in fair value of equity investment in Gmarket	(5)	3	294	3
Change in fair value of equity investment in KakaoBank	(28)	109	293	(486)
Loss on impairment of equity investment in Paytm Mall	—	160	—	160
Loss on extinguishment of debt	—	—	—	10
Changes in assets and liabilities, net of acquisition effects	(11)	(28)	(377)	(134)
Net cash provided by continuing operating activities	686	475	2,627	3,093
Net cash used in discontinued operating activities	(2)	(182)	(373)	(436)
Net cash provided by operating activities	684	293	2,254	2,657
Cash flows from investing activities:
Purchases of property and equipment	(153)	(103)	(449)	(444)
Purchases of investments	(3,311)	(7,058)	(18,534)	(22,161)
Maturities and sales of investments	2,379	5,018	20,626	18,770
Proceeds from sale of shares in Adevinta	8	2,325	8	2,325
Proceeds from sale of shares in Adyen	—	—	800	—
Proceeds from sale of shares in KakaoBank	—	—	287	114
Acquisition of TCGplayer, net of cash acquired	(208)	—	(208)	—
Settlement of foreign exchange derivative instruments in equity investments	—	85	—	85
Exercise of options under warrant	—	(110)	—	(110)
Other	(9)	(9)	(71)	4
Net cash provided by (used in) continuing investing activities	(1,294)	148	2,459	(1,417)
Net cash provided by discontinued investing activities	—	2,637	2	5,080
Net cash provided by (used in) investing activities	(1,294)	2,785	2,461	3,663
Cash flows from financing activities:
Proceeds from issuance of common stock	32	36	87	93
Repurchases of common stock	(315)	(3,089)	(3,143)	(7,055)
Payments for taxes related to net share settlements of restricted stock units and awards	(30)	(50)	(160)	(236)
Payments for dividends	(119)	(107)	(489)	(466)
Proceeds from issuance of long-term debt, net	1,143	—	1,143	2,478
Repayment of debt	—	—	(1,355)	(1,156)
Net funds receivable and payable activity	33	(99)	125	(208)
Other	—	(1)	—	(7)
Net cash provided by (used in) continuing financing activities	744	(3,310)	(3,792)	(6,557)
Net cash provided by discontinued financing activities	—	23	—	25
Net cash provided by (used in) financing activities	744	(3,287)	(3,792)	(6,532)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	32	(6)	(57)	24
Net increase (decrease) in cash, cash equivalents and restricted cash	166	(215)	866	(188)
Cash, cash equivalents and restricted cash at beginning of period	2,106	1,621	1,406	1,594
Cash, cash equivalents and restricted cash at end of period	$2,272	$1,406	$2,272	$1,406

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In millions, except percentages)
Total net revenues (1)(2)(3)	$2,510	$2,380	$2,422	$2,483	$2,613
Current quarter vs prior year quarter	(4)%	(5)%	(9)%	(6)%	5%
Percent from international	51%	50%	51%	51%	52%

(1) Hedge gain/(loss)	$89	$36	$9	$6	$—
(2) Foreign currency impact	$(67)	$(100)	$(95)	$(58)	$7

(3)	Beginning in the fourth quarter of 2022, we present revenues generated from our Marketplace GMV and from non-GMV based businesses as “Net revenues” in order to more closely align our presentation of net revenues with how our business is operated. We formerly presented such amounts as “Net transaction revenues” and “Marketing services and other (MS&O) revenues,” and those line items for such prior periods have been conformed to current period presentation. Consolidated net revenues are unchanged.

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In millions, except percentages)
Active Buyers (1)	134	135	138	142	147
Current quarter vs prior year quarter	(9)%	(11)%	(12)%	(13)%	(9)%
Active Buyers excluding GittiGidiyor and TCGplayer (2)	132	133	135	138	143
Current quarter vs prior year quarter	(8)%	(10)%	(11)%	(12)%	(8)%

Gross Merchandise Volume (3)
U.S.	$8,894	$8,699	$8,982	$9,335	$9,724
Current quarter vs prior year quarter	(9)%	(7)%	(13)%	(14)%	(2)%
International	$9,333	$9,016	$9,567	$10,074	$11,002
Current quarter vs prior year quarter	(15)%	(15)%	(22)%	(24)%	(16)%
Total Gross Merchandise Volume	$18,227	$17,715	$18,549	$19,409	$20,726
Current quarter vs prior year quarter	(12)%	(11)%	(18)%	(20)%	(10)%

(1)All buyers who paid for a transaction on our platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.
(2)On June 20, 2022 we announced the closure of our marketplace business in Turkey, GittiGidiyor. On October 31, 2022, we completed the acquisition of TCGplayer.
(3)Gross Merchandise Volume consists of the total value of all paid transactions between users on our platforms during the applicable period inclusive of shipping fees and taxes.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Revenue guidance is provided on an FX-Neutral basis and excludes incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
March 31, 2023
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.46 - $2.50	$2.46 - $2.50
Diluted EPS from continuing operations	$0.77 - $0.81	$1.05 - $1.09

(a) Estimated non-GAAP amounts above for the three months ending March 31, 2023 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $5 - $10 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $130 - $140 million and estimated adjustment between our GAAP and non-GAAP tax rate of approximately $20 - $30 million. The estimated GAAP diluted EPS above does not assume any gains or losses on our equity investments.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and figures in this press release presented on an "FX-Neutral basis." These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release, except for figures in this press release presented on an “FX-Neutral basis,” can be found in the tables included in this press release. For figures in this press release reported “on an FX-Neutral basis,” the company calculates the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. The company defines organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments including changes in fair value, changes in foreign currency exchange rates and the impact of any related foreign exchange derivative instruments, gains or losses associated with a warrant agreement that the company entered into with Adyen, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the vesting of restricted stock by employees and the timing and size of stock option exercises, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results. These amounts include changes in fair value and the related change in foreign currency exchange rates of equity securities with readily determinable fair values, globally.
Change in fair market value of warrant. These are gains or losses associated with a warrant agreement that the company entered into with Adyen, which are attributable to changes in fair value during the period.
Income tax effects and adjustments. We use a non-GAAP tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, repurchase stock and pay dividends. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income*

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions, except percentages)
GAAP operating income	$565	$688	$2,350	$2,923
Stock-based compensation expense and related employer payroll taxes	130	115	507	489
Amortization of acquired intangible assets within cost of net revenues and operating expenses	5	—	9	9
Other significant gains, losses or charges	50	23	73	58
Total non-GAAP operating income adjustments	185	138	589	556
Non-GAAP operating income	$750	$826	$2,939	$3,479
Non-GAAP operating margin	29.9%	31.6%	30.0%	33.4%

*Presented on a continuing operations basis

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions, except per share amounts and percentages)
GAAP income (loss) from continuing operations before income taxes	$829	$(1,161)	$(1,601)	$398
GAAP (provision) benefit for income taxes	(158)	268	327	(146)
GAAP net income (loss) from continuing operations	$671	$(893)	$(1,274)	$252
Non-GAAP adjustments to net income (loss) from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	$185	$138	$589	$556
Loss on investments	(20)	275	861	(361)
Change in fair market value of warrant	(16)	29	230	(354)
Change in fair value of equity investment in Adevinta	(282)	1,573	2,691	3,070
Other significant gains, losses or charges	—	(71)	(1)	(85)
Income tax effects and adjustments	43	(404)	(784)	(417)
Non-GAAP net income from continuing operations	$581	$647	$2,312	$2,661

Diluted net income (loss) from continuing operations per share:
GAAP	$1.23	$(1.47)	$(2.28)	$0.38
Non-GAAP	$1.07	$1.05	$4.11	$4.02
Shares used in GAAP diluted net income (loss) per-share calculation	544	606	558	663
Shares used in non-GAAP diluted net income per-share calculation	544	615	562	663

GAAP effective tax rate – Continuing operations	19.1%	23.1%	20.4%	36.6%
Income tax effects and adjustments to net income (loss) from continuing operations	(2.6)%	(5.8)%	(3.9)%	(19.2)%
Non-GAAP effective tax rate – Continuing operations	16.5%	17.3%	16.5%	17.4%

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In millions)
Net cash provided by continuing operating activities	$686	$475	$2,627	$3,093
Less: Purchases of property and equipment	(153)	(103)	(449)	(444)
Free cash flow	$533	$372	$2,178	$2,649